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                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

SatCon Technology Corporation(R)        PondelWilkinson MS&L
Michael Turmelle                        Robert Whetstone or Rosemary Moothart
617.661.0540                            310.207.9300

               SATCON COMPLETES ACQUISITION OF INVERPOWER CONTROLS

CAMBRIDGE, Mass. - July 17, 2001 - SatCon Technology Corporation(R) (Nasdaq:
SATC) today announced that it has completed its acquisition of substantially all of the assets of Inverpower Controls Ltd. (TSE:IPW), based in Burlington, Ontario, Canada through its wholly owned subsidiary, SatCon Power Systems Canada, Ltd. (SatCon Canada). Inverpower is a manufacturer of power electronics modules and advanced high-speed digital controls for use in industrial power supply, power conversion and power quality systems. SatCon paid $100,000 in cash and issued 400,000 shares of common stock as consideration for the purchase of Inverpower. The Inverpower brand name, facilities and assets will be incorporated into SatCon's Power Systems business unit.

"We are very pleased to announce the completion of this key strategic acquisition," said David Eisenhaure, SatCon's president and chief executive officer. "An aggressive acquisition strategy has been an integral part of our growth plan for enhancing our capabilities, broadening our product lines and bringing new products to market. Inverpower's electronics modules and systems will become an important addition to our high-quality, high-reliability digital power products for alternative energy, distributed power and power quality products. This acquisition gives SatCon the ability to increase its product lines into the 2 to 100 megawatt and higher power ranges, providing us with a broader market for our power technologies. We can now service customers anywhere from 5-kilowatt residential sizes to several hundred kilowatts for commercial customers and into the multi megawatt industrial power ranges. This acquisition also enhances our international market reach, since the Inverpower facility has the ability to certify its products as UL and CE compliant."

Eisenhaure noted that Inverpower's customers include Siemens Westinghouse, Dow Chemical, Gulf Chemical, Nissin, and Ontario Hydro, among others.

The acquisition of Inverpower's assets, which includes 65,000 square feet of manufacturing capability and a strong team of manufacturing technologists, immediately increases SatCon's manufacturing capacity. In addition, the former president of Inverpower, Clemens Van Zeyl, will join SatCon's Power Systems business unit as vice president of operations, working with Jim O'Rourke, the vice president and general manager. Van Zeyl has a broad range of digital power experience, including manufacturing, quality assurance, marketing and sales and overall business planning and management. Prior to Inverpower, he held several positions within General Electric, most recently with GE Industrial Systems as executive manager of their drives and large motors and generators division.

Inverpower, now SatCon Canada, designs, manufactures and services power electronics and controls for high quality power solutions from 5kW to 200MW. These include power conditioning systems (PCS) for applications that include fuel cells, photovoltaic cells, wind turbines, microturbines, advanced battery and


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SATCON COMPLETES ACQUISITION OF
INVERPOWER CONTROLS
JULY 17, 2001
PAGE 2 OF 2

flywheel energy storage systems; frequency conversion PCS units for military and commercial aviation applications; power quality systems for improved electric power distribution critical to high tech industries, including semiconductor manufacturing and advanced power supply systems for industrial and commercial applications. Inverpower's facility is ISO9001 qualified and produces UL and CE certified products. In addition, Inverpower has UL certified test capability to UL test and evaluate its own products.

For more information about Inverpower, visit the company's website at www.inverpower.com.

ABOUT SATCON TECHNOLOGY CORPORATION
SatCon Technology Corporation manufactures and sells power and energy management products for digital power markets. SatCon has three business units: SatCon Power Systems manufactures and sells power systems for distributed power generation, power quality and factory automation. SatCon Semiconductor Products manufactures and sells power chip components; power switches; RF devices; amplifiers; telecommunications electronics; and hybrid microcircuits for industrial, medical, and aerospace applications. SatCon Applied Technology develops advanced technology in digital power electronics, high-efficiency machines and control systems with the strategy of transitioning those technologies into products. For further information, please visit the SatCon website at www.satcon.com.

STATEMENTS MADE IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACTS OR THAT APPLY PROSPECTIVELY ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE IMPORTANT FACTORS THAT COULD CAUSE SATCON TECHNOLOGY CORPORATION'S ("THE COMPANY'S") ACTUAL CIRCUMSTANCES, OR RESULTS, TO DIFFER MATERIALLY FROM THOSE IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE ABILITY OF THE COMPANY TO SUCCESSFULLY INTEGRATE INVERPOWER'S BUSINESS WITH THE COMPANY'S OPERATIONS; THE CONTRIBUTIONS OF INVERPOWER'S ASSETS AND RESOURCES TO THE COMPANY'S STRATEGY, PRODUCT LINES AND MANUFACTURING CAPABILITIES; THE COMPANY'S ABILITY TO OBTAIN ORDERS FOR SYSTEMS AND PRODUCTS OFFERED BY THE COMPANY AND INVERPOWER; THE COMPANY'S AND INVERPOWER'S ABILITY TO MANUFACTURE POWER CONVERSION ELECTRONICS AND CONTROL PRODUCTS; DEVELOPMENTS IN THE COMPANY'S BUSINESS AND INDUSTRY; MARKET CONDITIONS; AND THE INABILITY TO GAIN CUSTOMER ACCEPTANCE OF THE COMPANY'S AND INVERPOWER'S PRODUCTS, PARTICULARLY WITHIN THE DIGITAL POWER MARKETPLACE. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS IS CONTAINED FROM TIME TO TIME IN THE COMPANY'S FILINGS INCLUDING, BUT NOT LIMITED TO, THE 10-K AND 10-Q. COPIES OF THOSE FILINGS ARE AVAILABLE FROM THE COMPANY AND THE SECURITIES AND EXCHANGE COMMISSION.


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